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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-127840 of Harrah's Entertainment, Inc. on Form S-4 of our report dated February 28, 2005, (September 12, 2005 as to Notes 1, 3 and 20) relating to the consolidated financial statements and financial statement schedule of Caesars Entertainment, Inc. as of December 31, 2004 and 2003 and for the three years ended December 31, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Caesars Entertainment, Inc.'s change in 2002 in its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) appearing in the Current Report on Form 8-K dated September 14, 2005 of Harrah's Entertainment, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Las Vegas, Nevada
October 14, 2005

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM